Exhibit 10-30-2

                             SECOND AMENDMENT TO THE
                               UNICOM CORPORATION
                            STOCK BONUS DEFERRAL PLAN

         WHEREAS, on October 9, 2000, the Compensation Committee of the Board of Directors of Unicom Corporation authorized (i) the transfer of sponsorship of the Unicom Corporation Stock Bonus Deferral Plan, as amended and restated, effective September 30, 1998, and as amended by the First Amendment thereto, also effective September 30, 1998 (the "SBDP") from Unicom Corporation to Exelon Corporation and the substitution of common stock of Exelon Corporation for any reference to the common stock of Unicom Corporation, effective as of the effective date of the merger of Unicom Corporation with and into Exelon Corporation (the "Merger Effective Date"); and

         WHEREAS, it is necessary and appropriate to make other amendments to the SBDP;

         NOW THEREFORE, the SBDP is hereby amended as follows, effective as of the Merger Effective Date, except as otherwise specified below:


                                        I

         The SBDP is renamed the Exelon Corporation Stock Deferral Plan.


                                       II

         Exelon Corporation is substituted for Unicom Corporation as the "Company", and "Exelon Stock" is substituted for any references to "Unicom Stock".


                                       III

         Each outstanding deferred share of common stock of Unicom Corporation credited on behalf of any SBDP participant is hereby converted to a deferred share of common stock of Exelon Corporation, using a conversion rate 0.875 of one deferred share of common stock of Exelon Corporation for each deferred share of common stock of Unicom Corporation, and the $3 per share cash consideration provided with respect to each such deferred share of common stock of Unicom Corporation shall be credited as additional deferred shares of common stock of Exelon Corporation, using the opening price of such common stock of Exelon





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Corporation on the date such stock is first traded on the New York Stock
Exchange.

                                       IV

In all other respects, the SBDP shall remain in full force and effect.


         Executed this __ day of October, 2000.




                                       UNICOM CORPORATION



                                       By: /s/ S. Gary Snodgrass
                                           ------------------------------
                                            S. Gary Snodgrass
                                            Senior Vice President and
                                            Chief Human Resources Officer